UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 27, 2024
 ______________________
Dell Technologies Inc.
(Exact name of registrant as specified in its charter)
 ______________________

Delaware	001-37867	80-0890963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Dell Way
Round Rock,	Texas	78682
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (800) 289-3355
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class C Common Stock, par value $0.01 per share	DELL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a) On June 27, 2024, Dell Technologies Inc. (the “Company”) held its 2024 annual meeting of stockholders (the “2024 annual meeting”). At the 2024 annual meeting, the Company’s stockholders voted on five proposals. The proposals are described in the Company’s definitive proxy statement on Schedule 14A for the 2024 annual meeting filed with the Securities and Exchange Commission on May 17, 2024 (the “2024 proxy statement”).

(b) As of the record date for the 2024 annual meeting, an aggregate of 710,455,138 shares of the Company’s common stock were outstanding and entitled to vote at the meeting, of which 328,262,341 are shares of Class A common stock, 75,762,562 are shares of Class B common stock and 306,430,235 are shares of Class C common stock.

Each share of Class A common stock and each share of Class B common stock is entitled to ten votes per share. Each share of Class C common stock is entitled to one vote per share.

The final voting results with respect to each proposal voted upon at the 2024 annual meeting are set forth below.

Proposal 1

The holders of the outstanding shares of all outstanding series of the Company’s common stock, voting together as a single class, elected to the Board of Directors of the Company each of the seven nominees for Group I director, and the holders of the Company’s outstanding Class C common stock, voting separately as a series, elected to the Board of Directors of the Company the nominee for Group IV director, each as specified in the proxy statement, based on the following numbers of votes:

Group I Director Nominee	For	Withheld	Broker Non-Votes
Michael S. Dell	4,188,761,563	68,732,112	48,027,236
David W. Dorman	4,189,689,363	67,804,312	48,027,236
Egon Durban	4,241,360,812	16,132,863	48,027,236
David Grain	4,247,787,411	9,706,264	48,027,236
William D. Green	4,247,671,973	9,821,702	48,027,236
Steven M. Mollenkopf	4,248,158,390	9,335,285	48,027,236
Lynn Vojvodich Radakovich	4,251,654,816	5,838,859	48,027,236

Group IV Director Nominee	For	Withheld	Broker Non-Votes
Ellen J. Kullman	136,476,428	81,141,859	48,027,236

There were no abstentions with respect to this proposal.

Each nominee elected to the Board of Directors at the 2024 annual meeting as a Group I director or Group IV director was elected for a term commencing on the date of the 2024 annual meeting and ending on the earlier of the date on which the director’s successor is elected and qualified and the date of the director’s death, resignation, disqualification or removal.

Proposal 2

The holders of the outstanding shares of all outstanding series of the Company’s common stock, voting together as a single class, ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending January 31, 2025, based on the following numbers of votes:

For	Against	Abstentions
4,284,005,922	20,410,797	1,104,192

There were no broker non-votes with respect to this proposal.

Proposal 3

The holders of the outstanding shares of all outstanding series of the Company’s common stock, voting together as a single class, approved, by an advisory vote, the compensation of the Company’s named executive officers as disclosed in the 2024 proxy statement, based on the following numbers of votes:

For	Against	Abstentions	Broker Non-Votes
4,218,818,058	37,538,117	1,137,500	48,027,236

Proposal 4

The holders of the outstanding shares of all outstanding series of the Company’s common stock, voting together as a single class, did not approve a shareholder proposal requiring that Dell Technologies Inc.’s website list any recipient of material donations from Dell Technologies Inc., based on the following numbers of votes:

For	Against	Abstentions	Broker Non-Votes
7,406,970	4,248,144,305	1,942,400	48,027,236

Proposal 5

The holders of the outstanding shares of all outstanding series of the Company’s common stock, voting together as a single class, did not approve a shareholder proposal seeking a report to shareholders on the effectiveness of Dell Technologies Inc.’s diversity, equity, and inclusion efforts, based on the following numbers of votes:

For	Against	Abstentions	Broker Non-Votes
123,512,524	4,132,331,070	1,650,081	48,027,236

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2024	Dell Technologies Inc.
	By:	/s/ Christopher A. Garcia
Christopher A. Garcia Senior Vice President and Assistant Secretary
(Duly Authorized Officer)
4